**STATE OF NEVADA**

*ROSS MILLER*
*Secretary of State*

*SCOTT W. ANDERSON*
*Deputy Secretary for Commercial Recordings*

**OFFICE OF THE**
**SECRETARY OF STATE**

# Filing Acknowledgement

June 6, 2008

**Job Number**
C20080606-1830

**Corporation Number**
E0420582006-6

**Filing Description**
Stock Split

**Document Filing Number**
20080388147-41

**Date/Time of Filing**
June 6, 2008 02:30:09 PM

**Corporation Name**
LIBERTY ENERGY CORP

**Resident Agent**

The attached document(s) were filed with the Nevada Secretary of State, Commercial Recordings Division. The filing date and time have been affixed to each document, indicating the date and time of filing. A filing number is also affixed and can be used to reference this document in the future.

Respectfully,

ROSS MILLER
Secretary of State

**Commercial Recording Division**
202 N. Carson Street
Carson City, Nevada 89701-4069
Telephone (775) 684-5708
Fax (775) 684-7138

ROSS MILLER
Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

| Filed in the office of | Document Number |
|---|---|
| Ross Miller<br>Secretary of State<br>State of Nevada | 20080388147-41<br>Filing Date and Time<br>06/06/2008 2:30 PM<br>Entity Number<br>E0420582006-6 |

# Certificate of Change Pursuant to NRS 78.209

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

## Certificate of Change filed Pursuant to NRS 78.209 For Nevada Profit Corporations

1. Name of corporation:

DMA MINERALS INC

2. The board of directors have adopted a resolution pursuant to NRS 78.209 and have obtained any required approval of the stockholders.

3. The current number of authorized shares at the par value, if any, of each class or series, if any, of shares before the change:

1,875,000,000 shares of common stock with $0.001 par value

4. The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change:

150,000,000 shares of common stock with $0.001 par value

5. The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series:

Not applicable

6. The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby:

Not applicable

7. Effective date of filing (optional): June 11, 2008

(must not be later than 90 days after the certificate is filed)

8. Officer Signature: X [signature] President

Signature Title

DANIEL MARTINEZ-ATKINSON

**IMPORTANT:** Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

*This form must be accompanied by appropriate fees.*